================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       AMERICAN EAGLE OUTFITTERS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         AMERICAN EAGLE OUTFITTERS, INC.





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                   MAY 7, 1997

                                       AND

                                 PROXY STATEMENT














                                    IMPORTANT

                    Please mark, sign and date your proxy and
                  promptly return it in the enclosed envelope.
            No postage is necessary if mailed in the United States.

                         AMERICAN EAGLE OUTFITTERS, INC.
                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                  412-776-4857


                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997
                              --------------------


                                                                  April 11, 1997

To the Shareholders of
American Eagle Outfitters, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), will be held at the Hyatt Hotel on Capital Square, 75 East State Street, Columbus, Ohio, on May 7, 1997, at 10:00 a.m., local time, for the following purposes:

         1. To elect seven directors, each for a term of one year and until their successors are duly elected and qualified.

         2. To consider approval of the amendments to the Company's 1994 Stock Option Plan previously adopted by the Board of Directors.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.

                                    By Order of the Board of Directors


                                    William P. Tait
                                    Secretary

                         AMERICAN EAGLE OUTFITTERS, INC.


                                                                  April 11, 1997
                            -------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 1997
                            -------------------------


         This Proxy Statement is furnished to the shareholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held on May 7, 1997 , at 10:00 a.m., local time, at the Hyatt Hotel on Capital Square, 75 East State Street, Columbus, Ohio and at any adjournment thereof. It is being mailed to the shareholders on or about April 11, 1997.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: William P. Tait, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

         Shareholders of record at the close of business on April 2, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 2, 1997, the Company had outstanding 9,917,950 shares of Common Stock, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of March 1, 1997, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors;
(iii) each executive officer named in the summary compensation table below; and
(iv) all directors and executive officers as a group.



Shareholder                                              Shares Beneficially Owned(1)
-----------                                              ----------------------------
                                                            Number                   Percent
                                                            ------                   -------
Retail Ventures, Inc. (2)                                2,844,611                     28.7%
Natco Industries, Inc. (2)                               3,107,189                     31.3%
S.H.D. Investments LLC (3)                               1,000,000                     10.1%
Jay L. Schottenstein (4)(5)                              2,889,626                     29.1%
Geraldine Schottenstein (5)                              3,107,189                     31.3%
Saul Schottenstein (6)                                      10,000                         *
George Kolber (7)                                           48,500                         *
Martin P. Doolan(8)                                          2,500                         *
John L. Marakas (9)                                         12,000                         *
Thomas R. Ketteler(10)                                      13,500                         *
David W. Thompson(11)                                       22,500                         *
Laura A. Weil (12)                                           4,500                         *
Roger S. Markfield(13)                                     167,423                      1.7%
Joseph E. Kerin(14)                                         12,885                         *
All directors and executive officers as a group          3,184,434                     31.2%

* Represents less than 1% of the Company's shares of Common Stock.

(1)      Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.
         The percent is based upon the 9,917,950 shares outstanding at March 1, 1997 and the number of shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1997.
(2)      The address for Retail Ventures, Inc. ("RVI") and Natco Industries, Inc.
         ("Natco") is 1800 Moler Road, Columbus, Ohio 43207-1698.
(3)      The address for S.H.D. Investments LLC is 5804 E. Slauson, City of Commerce,
         California, 90040-3018.
(4)      Includes 2,844,611 shares of Common Stock owned by RVI, 15 shares of Common Stock held as custodian for a family member, and 45,000 shares subject to exercisable options. Jay L. Schottenstein serves as Chairman and Chief Executive Officer of
         RVI and Natco. Jay L. Schottenstein is the beneficial owner of 69.9% of the outstanding voting securities of RVI. Accordingly, he may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by RVI.
(5)      Geraldine Schottenstein is the mother of Jay L. Schottenstein. Geraldine
         Schottenstein is the beneficial owner of 78.8% of the outstanding voting securities of Natco. Accordingly, she may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by Natco.
(6)      Includes 5,000 shares subject to exercisable options held by Saul Schottenstein.
         Saul Schottenstein is the uncle of Jay L. Schottenstein and is a director of RVI and Natco. For a description of Saul Schottenstein's beneficial ownership of the outstanding voting securities of RVI and Natco, see "Ownership of RVI and Natco."
(7)      Includes 23,000 shares subject to exercisable options held by Mr. Kolber
(8)      Includes 2,500 shares subject to exercisable options held by Mr. Doolan.
(9)      Includes 9,000 shares subject to exercisable options held by Mr. Marakas.


(10)     Includes 3,000 shares subject to exercisable options held by Mr.
         Ketteler.
(11)     Includes 3,000 shares subject to exercisable options held by Mr.
         Thompson.
(12)     Includes 2,000 shares subject to exercisable options held by Ms. Weil.
(13)     Includes 9,000 shares subject to exercisable options held by Mr.
         Markfield.
(14)     Includes 3,000 shares subject to exercisable options held by Mr. Kerin.

OWNERSHIP OF RVI AND NATCO

         The following table shows the shares of RVI and Natco common stock owned beneficially by each person owning more than 5% of the shares, each director or executive officer owning any shares, and by all directors and executive officers of the Company as a group, as of March 1, 1997.


                                                   Shares of                           Shares of
                                                         RVI                               Natco
                                                      Common        Percent of            Common        Percent of
                   Shareholder                         Stock             Class             Stock             Class
                   -----------                         -----             -----             -----             -----
Jay L. Schottenstein (1)                               349.5             69.9%           7,372.3             40.4%
Saul Schottenstein (2)                                  51.0             10.2%             361.4              2.0%
Geraldine Schottenstein (3)                            153.0             30.6%          14,383.2             78.8%
Ann Schottenstein Deshe (4)                             97.0             19.4%           7,010.9             38.4%
Susan Schottenstein Diamond (5)                         48.5              9.7%           3,505.5             19.2%
All directors and executive officers as a
group                                                  354.5             70.9%           7,733.7             42.4%


(1)      Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Jay L. Schottenstein is either Trustee or a Trust Advisor.
(2)      Represents sole and or shared voting and investment power over 46 RVI shares held in trust for family members as to which Saul Schottenstein is Trustee and 5 RVI shares owned directly.
(3)      Represents sole and/or shared voting and investment power over shares held in trust family members as to which Geraldine Schottenstein is Trustee.
(4)      Ann Schottenstein Deshe is the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Ann Schottenstein Deshe is either Trustee or a Trust Advisor.
(5)      Susan Schottenstein Diamond is the sister of Jay L. Schottenstein. Represents sole and/or shared voting an investment power over shares held in trust for family members as to which Susan Schottenstein Diamond is either Trustee or a Trust Advisor.



                             ELECTION OF DIRECTORS

         The members of the Board of Directors of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at seven by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified thereon, or if no instructions are given, will be voted FOR the nominees listed below. In the event that any nominee should become unavailable, the Board of Directors may decrease the number of directors pursuant to the Code of Regulations, or may designate a substitute nominee, in which event the proxy will be voted for such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if re-elected, unable to serve. Each of the nominees became a director of the Company at the time it was organized in January 1994, except for John L. Marakas, who was elected in April 1994, Martin P. Doolan, who was elected in August 1995 and George Kolber, who was elected in December 1995. The following table sets forth certain information with respect to each nominee. A description of each nominee's principal occupation for the past five years follows the table.



NAME                              AGE    POSITION WITH THE COMPANY
----                              ---    -------------------------
Jay L. Schottenstein              42     Chairman of the Board and Chief Executive Officer
Saul Schottenstein                75     Vice Chairman
George Kolber                     46     Vice Chairman and Chief Operating Officer
Martin P. Doolan                  57     Director
Thomas R. Ketteler                54     Director
John L. Marakas                   70     Director
David W. Thompson                 44     Director

         Jay L. Schottenstein has served as Chairman and Chief Executive Officer of the Company and its predecessors since March 1992 and prior to that time he served as a Vice President and Director of the Company's predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of Schottenstein Stores Corporation ("SSC"), a privately-held company with interests in retailing, real estate and manufacturing. He has also served as Chairman since March 1992 and as Chief Executive Officer since April 1991 of Value City Department Stores, Inc. ("VCD"), a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, which operates a chain of off-price department stores and is 68% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family (the "Schottenstein Family") since 1976, including the Valley Fair Corporation, a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities and Exchange Act of 1934, as amended. Jay L. Schottenstein is the nephew of Saul Schottenstein.

         Saul Schottenstein has been a director of the Company and its predecessors since 1980. He has served as President of SSC since 1984, and as a director of SSC since 1982. He served as Executive Vice President of SSC from 1982 to 1984. Prior to that time he served in various executive capacities with SSC since 1946. He is also an officer and director of various other corporations owned or controlled by the Schottenstein Family, including Value City Department Stores, Inc. and the Valley Fair Corporation, each a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

         George Kolber has served as Vice Chairman of the Company's Board of Directors and Chief Operating Officer since December 1995. Prior to joining the Company, he served as Vice President of Schottenstein Stores Corporation since 1979 and as Vice President, Administration of Value City Department Stores, Inc. from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss, Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

         Martin P. Doolan serves as Chairman, President and Chief Executive Officer of U.S. Netting, Inc., a manufacturer of plastic extruded filtration netting headquartered in Austin, Texas. He served as Chairman of Bestop, Inc., an automotive convertible top manufacturer from 1988 to June 1995. He has also served as Chief Executive Officer of a number of other companies including Walt's Radiator and Muffler, Inc., an automotive retail service and distribution chain where he continues to serve as a director; Sun Engine, a remanufacturer of domestic automobile engines; Pilliod Cabinet Corp., a furniture manufacturer; and Sunwest International, a brass door and hardware manufacturer.

         Thomas R. Ketteler has served SSC as Chief Operating Officer since April 1995, as a director since 1985 and

Vice President of Finance since 1981. Prior to that time, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler is an officer and director of various other corporations owned or controlled by the Schottenstein Family. Since 1991, Mr. Ketteler has also served as Secretary and a director of the Valley Fair Corporation, a publicly-held company which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

         John L. Marakas has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a director of Nationwide Corporation, an insurance and financial services holding company from March 1972 to April 1990 and as President and a director of Nationwide Life Insurance Company from September 1981 to April 1991.

         David W. Thompson has served as President since June 1993 of Value City Furniture, a division of SSC. From June 1981 to June 1993, Mr. Thompson served as Vice President of Value City Furniture.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the year ended February 1, 1997 ("Fiscal 1996"), the Board of Directors met three times and acted by unanimous written consent twice. Saul Schottenstein did not attend any of the meetings. The Board has standing Audit and Compensation and Stock Option Committees.

         The members of the Audit Committee are John L. Marakas and Martin P. Doolan. The function of the Audit Committee is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audit.
The Audit Committee met once in Fiscal 1996.

         The members of the Compensation and Stock Option Committee are John L. Marakas and Martin P. Doolan. The function of the Committee is to consult with and advise the Chairman with respect to the Company's compensation policies, including compensation of senior management. The Committee also determines the number and terms of any stock options to be granted under the Company's stock option plan. The Compensation and Stock Option Committee acted by unanimous written consent once and met once in Fiscal 1996.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

         The Company's 1994 Stock Option Plan, as amended, provides the automatic grant of options to purchase 1,000 shares of Common Stock to each non-employee director on the first trading day of each fiscal quarter. The exercise price for each option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid either in cash, with previously acquired Common Stock of the Company, the option holder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires consent of the Board. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder's service as a director of the Company. The options are transferable by the optionholders either (i) if transferred without consideration to immediate family members, or the entities they control, or (ii) if such transfer is approved by the Stock Option Committee.

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. Except as otherwise indicated, each was elected to the position indicated with the Company upon its organization in January, 1994. For information regarding officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Roger S. Markfield, age 55, has served as President and Chief Merchandising Officer of the Company since February 1995 and prior thereto as Executive Vice President Merchandising for the Company and its predecessors since May 1993. Prior to joining the Company, he served as Executive Vice President--General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national speciality retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. May & Co. ("May's"), a national retailer operating department and speciality stores, as a Buyer in Boys' Wear rising to the office of President of Corporate Buying--Mens. From 1976 to 1979, Mr. Markfield left May's to serve as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

         Laura A. Weil, age 40, has served as Chief Financial Officer of the Company since December 1995 and as Executive Vice President since June 1996. Prior to joining the Company, she was a consultant to companies including Schottenstein Stores Corporation, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and the head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Mrs. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988 to 1989 she was an executive with L'Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979-1981 and 1983-1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb. Inc., including Vice President of the firm's Merchandising group.

         Joseph E. Kerin, age 51, has served as Executive Vice President Stores and Operations of the Company and its predecessors since January 1991. From May 1989 to November 1989, he served as a Regional Store Manager for Value City Department Stores, Inc. Prior to that time, he held various positions with the Company's predecessors, including Senior Vice President--Store Operations from October 1987 to October 1988, Vice President--General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979 and Regional/District Manager of the Silverman's Division from October 1972 to November 1975.

         Dale E. Clifton, age 43, has served the Company and its predecessors as Controller since June 1986, as Chief Accounting Officer since October 1988, and as Vice President since October 1994. He served the Company and its predecessors as Treasurer from July 1995 to June 1996, Secretary from October 1988 to June 1996 and Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 1996, all filing requirements applicable to reporting persons were complied with, except for one late filing each for Dale Clifton, Thomas Ketteler, George Kolber, Laura Weil, and Jay Schottenstein.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during the Company's Fiscal 1996 and each of the last three fiscal periods to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers whose compensation exceeded $100,000 during Fiscal 1996.



                                                SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                        Long Term Compensation
                                            ----------------------------------------------        -------------------------
                                                                                                   Restricted
Name and                      Fiscal                                          Other Annual        ------------      Options/
Principal Position             Year(1)       Salary              Bonus        Compensation(2)     Stock Awards       SARs(#)
------------------             ----          ------              -----        ------------        ------------      --------
Jay L. Schottenstein (4)       1996         $250,050              None                None                None       75,000
Chairman and Chief            1996T         $125,025              None                None                None         None
Executive Officer              1995         $250,050              None                None                None         None
                               1994         $149,068              None                None                None       75,000

Roger S. Markfield (5)         1996         $412,464           $67,770                None                None         None
President and Chief           1996T         $206,232              None             $43,865                None         None
Merchandising Officer          1995         $413,587          $100,000                $899                None         None
                               1994         $282,464           $42,000            $150,154          $2,464,000(3)    15,000

George Kolber                  1996         $400,000           $75,000             $58,154                None      100,000
Vice Chairman and             1996T          $43,942           $37,500                None                None       50,000
Chief Operating
Officer

Laura A. Weil                  1996         $250,016           $50,000             $95,124                None       15,000
Chief Financial Officer       1996T          $29,344              None              $4,627                None       10,000

Joseph E. Kerin                1996         $166,270              None              $2,050                None       10,000
Executive                     1996T          $81,250              None              $2,309                None         None
Vice President - Stores        1995         $162,404              None                $108                None         None
                               1994         $156,923           $25,000              $3,615            $150,000        5,000


(1)      1996 refers to the twelve months ended February 1, 1997, 1996T refers to the 27 week transition period ended
         February 3, 1996 and 1995 and 1994 refer to the fiscal years ended July 29, 1995 and July 30, 1994, respectively.

(2)      Includes amounts allocated for the reimbursement of moving expenses to Mr. Markfield of $41,984 for Transition 1996 and $149,979 for Fiscal 1994, as well as commuting expense reimbursements to Mr. Kolber of $58,154 and Ms. Weil of
         $95,124 for 1996.

(3)      On April 11, 1994, the Board of the Company approved the issuance of Common Stock to certain key employees of the
         Company pursuant to a one time grant of restricted shares issued under a form of restricted stock agreement between the Company and the employee. The agreement conditions the vesting of the shares upon continued employment with the
         Company. The restriction expires as to 20% of the shares on April 13 of each of the five years after the grant.

(4)      Jay L. Schottenstein is also Chairman of SSC and Value City Department Stores, Inc. He does not devote himself full-time to the business of the Company.

(5)      The Company entered into an employment agreement with Roger S. Markfield, which provided an annual base salary of
         $270,000 and an annual bonus at a minimum equal to 15% of his base salary. The agreement also provided for the grant of the restricted shares listed in the table. Mr. Markfield's base salary was increased to $412,464 in Fiscal 1995.
         The initial term of the agreement expires on May 10, 1997 and thereafter, Mr. Markfield's employment is on an at-will basis and, per mutual written agreement, in certain circumstances he would receive severance pay in an amount equal to his first year base salary.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding individual grants of stock options in Fiscal 1996 to each of the Company's most highly compensated executive officers disclosed in the Summary Compensation Table.


                                                                                                                         GRANT
                                                            INDIVIDUAL GRANTS                                         DATE VALUE
                               ----------------------------------------------------------------------------------     ----------
                                               % of Total
                                                Options/
                                                  SARs
                               Options/        Granted to
                                 SARs          Employees        Exercise or         Market                            Grant Date
                               Granted         in Fiscal         Base Price         Price           Expiration          Present
Name                             (#)              Year             ($/Sh)           ($/Sh)             Date           Value $ (2)
----                             ---              ----             ------           ------             ----           -----------

Jay L. Schottenstein (1)        75,000           12.7%              $6.75            N/A          April 14, 2004       $262,093
Jay L. Schottenstein            75,000           12.7%              $6.75           $17.25         June 3, 2006        $901,767
George Kolber (1)                5,000            0.8%              $6.75            N/A          April 14, 2004        $17,473
George Kolber                   25,000            4.2%              $6.75           $17.25         June 3, 2006        $300,589
George Kolber                   75,000           12.7%             $17.25            N/A           June 3, 2006        $704,768
Roger Markfield (1)             15,000            2.5%              $6.75            N/A          April 14, 2004        $52,419
Laura A. Weil                   15,000            2.5%              $6.75           $17.25         June 3, 2006        $180,354
Joseph E. Kerin                 10,000            1.7%             $17.25            N/A           June 3, 2006         $93,969
Joseph E. Kerin (1)              5,000            0.8%              $6.75            N/A          April 14, 2004        $17,473


(1)      These options were repriced on February 5, 1996 to the then current market price of $6.75.
(2)      The grant date present value was determined using the Black Scholes option pricing model with the following assumptions: risk-free interest rates of 5%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .7384; weighted-average expected life of the option of 5 years; and an expected forfeiture rate of approximately 15%.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

         None of the executive officers named in the Summary Compensation Table exercised options during Fiscal 1996. The following table provided certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at February 1, 1997.



                                                        Number of               Value of Unexercised
                         Shares         Value     Unexercised Options at        In-The-Money Options at
                       Acquired on     Realized   February 1, 1997(#)(1)         February 1, 1997($)(2)
      Name             Exercise(#)         $     Exercisable  Unexercisable   Exercisable   Unexercisable
      ----             -----------     --------  -----------  -------------   -----------   -------------

Jay L. Schottenstein        --           --        30,000        120,000        $75,000        $300,000

George Kolber               --           --        22,000        133,000        $65,000        $160,000

Roger S. Markfield          --           --         6,000          9,000        $15,000         $22,500

Laura A. Weil               --           --         2,000         23,000         $6,000         $61,500

Joseph E. Kerin             --           --         2,000         13,000         $5,000          $7,500


(1) Effective on February 5, 1996 the Company's Board of Directors approved the repricing of substantially all outstanding stock options to the then current market price of $6.75.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $9.25. An option is in-the-money if the fair market value of the underlying shares exceeds price of the option.

TEN-YEAR OPTION/SAR REPRICINGS

         The following table provides certain information on the Fiscal 1996 repricings of stock options held by the executive officers.


                                                                                                                  Length of
                                               Number of        Market Price       Exercise                       Original Option
                                               Options/         of Stock at        Price At                       Term
                                               SARs             Time of            Time of                        Remaining at
                                               Repriced or      Repricing or       Repricing or     New           Date of
                                               Amended          Amendment          Amendment        Exercise      Repricing or
Name                              Date         (#)              ($)                ($)              Price ($)     Amendment
----                              ----         ---              ---                ---              ---------     ---------
Jay L. Schottenstein          Feb. 5, 1996          75,000            $6.75             $16.00         $6.75        8.21 years
George Kolber                 Feb. 5, 1996           5,000            $6.75             $16.00         $6.75        8.21 years

Roger S. Markfield            Feb. 5, 1996          15,000            $6.75             $16.00         $6.75        8.21 years
Joseph E. Kerin               Feb. 5, 1996           5,000            $6.75             $16.00         $6.75        8.21 years
Dale E. Clifton               Feb. 5, 1996           5,000            $6.75             $16.00         $6.75        8.21 years

         The Stock Option Committee of the Board of Directors determined to "reprice" substantially all stock options outstanding on February 5, 1996. The options were repriced at the closing sale price of the common stock on the prior trading day, February 2, 1996. The repricing was accomplished by the grant of new options, replacing outstanding options, but retaining the vesting and termination dates of the previously outstanding options. The Committee believed that it was in the best interest of the Company to reprice the options for a number of reasons, including the recent drop in the price of the Company's stock, in part, from factors beyond the control of optionholders, such as the then poor operating environment for apparel retailers and the recent senior management changes at the Company. The Committee believed that the repricing would improve employee morale, assist the Company in retaining employees and provide holders of options an incentive to improve the Company's performance and stock price.

Compensation and Stock Option Committee Members: John L. Marakas and Martin P. Doolan


         The following Compensation Report of the Board of Directors and Performance Graph shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 , as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         General. The key components of the Company's executive officer compensation include both short term compensation consisting of annual base salary and annual bonuses and long term, equity-based compensation consisting of grants of restricted stock and stock options awards. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The full Board of Directors has made the only grants of restricted stock by the Company to executive officers and the first grant of stock options under the Company's 1994 Stock Option Plan, in each case prior to the Company's initial public offering. The Stock Option Committee of the Board of Directors, which was established after the Company's initial public offering, now grants options under the 1994 Stock Option Plan. During Fiscal 1996, the Board of Directors expanded the scope of the authority of the Stock Option Committee to include advising the Chairman with respect to the Company's overall compensation policy and, specifically, compensation of senior management. In connection with this additional authority, the Committee was renamed the "Compensation and Stock Option Committee." The Committee's recommendations will affect compensation for executive officers beginning in Fiscal 1997.

         Chief Executive Officer's Compensation. Beginning effective January 1, 1994, Jay L. Schottenstein, the Company's Chairman and Chief Executive Officer, began receiving a salary in the amount of $250,000 per year. That is the only compensation he received from the Company during Fiscal 1996 and the Board of Directors did not take any actions to change his annual salary. The Committee did determine to reprice Mr. Schottenstein's options at the time substantially all other options were repriced in Fiscal 1996 and granted Mr. Schottenstein additional options to purchase 75,000 shares during Fiscal 1996.

         Executive Officer's Compensation. Roger S. Markfield, the President, entered into an employment agreement with the Company in Fiscal 1993 which fixed the amount of his base salary and the amount of his restricted stock award and a minimum bonus amount. In Fiscal 1995, Mr. Markfield's base salary was increased to $412,464 per annum, and it was not changed in Fiscal 1996.

         The remaining executive officers' base salaries for Fiscal 1996 were determined by the Chairman after consultation with the senior management and discussion with each individual officer. The determination base of salaries was based primarily on subjective factors, such as the Chairman's perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered.

         Stock Awards. The Company's 1994 Stock Option Plan was adopted at the time the Company went public in April 1994 for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. The Company's Stock Option Committee, which administers the 1994

Stock Option Plan, determined to reprice substantially all options, including those held by executive officers for the reason set forth above under "10-Year Option/SAR Repricings," and granted additional options to executive officers as set forth above under "Options/SAR Grants in Last Fiscal Year."

         The following members of the Board of Directors respectfully submit this report:


         Jay L. Schottenstein       Saul Schottenstein        John L. Marakas*      Martin P. Doolan*
         George Kolber              Thomas R. Ketteler        David W. Thompson

*Members of the Compensation and Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Stock with that of The NASDAQ Stock Market - U.S. Index and the Standard & Poor's Specialty Apparel Index, both of which are published indexes. This comparison includes the period beginning April 13, 1994 (the effective date the Company's Common Stock was registered under the Securities and Exchange Act of 1934) through January 31, 1997. The Company's shares of Common Stock are traded on The NASDAQ National Market under the symbol "AEOS". The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company's Common Stock on April 14, 1994 and in the respective index on March 31, 1994.


                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
    AMONG AMERICAN EAGLE OUTFITTERS, INC., THE NASDAQ STOCK MARKET-US INDEX
                 AND THE S & P RETAIL (SPECIALTY APPAREL) INDEX


                                  4/14/94  7/94     7/95   1/96       1/97

American Eagle Outfitters, Inc.    100      108      103     41         58
Nasdaq Stock Market-US             100       97      137    145        190
S & P Retail (Specialty Apparel)   100       89       84     88        111

* $100 INVESTED ON 4/14/94 IN STOCK OR ON 3/31/94
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jay Schottenstein and Saul Schottenstein, each of whom is an executive of the Company, are also members of the Company's Board of Directors. As stated, the Company's Chairman and Chief Executive Officer, Jay L. Schottenstein, with the input of its senior management, determined the annual salary and bonus compensation of the officers of the Company, other than the Chairman's and such determination was not formally considered and ratified by the Board of Directors. For information regarding the relationship between the Company and SSC, see "Certain Relationship and Related Transactions" below.

         The Stock Option Committee administers and grants options under the Company's 1994 Stock Option Plan. The Stock Option Committee consists of John L. Marakas and Martin Doolan. None of the members are present or former officers of the Company or have affiliates that are parties to agreements with the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Schottenstein Family owns 100% of RVI and Natco. On April 2, 1997, the Schottenstein Family, through its ownership of RVI and Natco, as well as personal holdings, beneficially owns 60.3% of the outstanding shares of Common Stock of the Company. As long as the Schottenstein Family owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors.

         The Company has certain relationships and transactions with other entities controlled by the Schottenstein Family. The Company's Code of Regulations provides that any such related party transaction will be subject to approval by a majority of the disinterested directors of the Company and will be on terms which, in the judgment of such directors, will be no less favorable to the Company than could be obtained from unaffiliated parties.

OFFICE/DISTRIBUTION CENTER LEASE

         The Company leases its distribution center and headquarters offices from an affiliate, Linmar Realty Company, a partnership owned indirectly by the Schottenstein Family. A new lease was entered into, effective January 1, 1996, in connection with the completion of an addition to the facility during 1995. This lease expires on December 31, 2010. The new lease requires minimum monthly rent payments of $4.09 per square foot for the first five years to $5.96 per square foot for the last five years of the lease. Additionally, the Company is required to pay all real estate taxes, insurance, maintenance and certain other expenses. For Fiscal 1996, the Company recorded $1,407,000 of rent expense under the lease.

IMPORT SERVICES AGREEMENT

         Under the terms of an Import Services Agreement with the import division of SSC ("SSC Imports"), SSC Imports processes the paperwork for the Company's import transactions, for which it receives a fee of one percent of the value of the imports plus reimbursement of direct expenses. For Fiscal 1996, the Company paid SSC Imports for such services approximately $960,000. The import service for merchandise processed through SSC Imports accounted for approximately 78% of the Company's total purchases for Fiscal 1996.

MERCHANDISE SERVICES AGREEMENT

         From time to time, the Company sells its overstock merchandise to VCD, with limited restrictions regarding presentation of the merchandise. For Fiscal 1996, VCD paid the Company approximately $2,812,000 for such merchandise.

OFFICER LOANS

         Under the Company's restricted stock agreements, the holder of restricted stock incurs income tax liability as the stock vests. The Company has made loans to certain executive officers to enable them to pay their income tax liability without any of the restricted stock. The loans are for one year, which are renewed annually and bear interest at the rate of 6.8% per annum and are collateralized by the stock. At February 1, 1997, the principal amount of the loan for Roger S. Markfield was $286,026.

OTHER RELATIONSHIPS

         The Company purchases merchandise from Azteca Production International, a company that is owned by Paul Guez and members of his family (the "Guez Family"). Mr. Guez has provided services to the Company and owns 12,500 shares of the Company's stock subject to a restricted stock agreement with the Company. On February 8, 1995, a company controlled by the Guez Family, S.H.D. Investments, LLC, purchased 1,000,000 shares of the Company's common stock from Sam Forman, a former officer and director of the Company. SSC guaranteed a bank loan obtained by S.H.D. Investments, LLC in connection with the acquisition. During Fiscal 1996, the Company purchased $10,332,000 of merchandise from Azteca Productions International.

         The Company purchases merchandise from Wisetex Trading Limited, an import company operated by the son of Edward S. Finkelstein, a former director of the Company, and in which Mr. Finkelstein has an ownership interest. For Fiscal 1996, the Company purchased merchandise from Wisetex Trading Limited in the amount of $452,000.

         The Company purchases merchandise from and utilizes the import services of Prophecy Limited Partnership ("Prophecy"), an import company owned in part by members of the Schottenstein Family. For Fiscal 1996, the Company purchased merchandise and services from Prophecy Limited Partnership in the amount of $4,785,000. In March 1997, the independent members of the Board of Directors approved the Company's acquisition of Prophecy. The goals of the acquisition are to leverage the talent and expense of the Company's New York design office and to use Prophecy's production expertise and manufacturing relationships to shorten the product delivery cycle and enable the Company to continually improve product quality and value. The preliminary terms of the acquisition include a cash payment of $0.9 million at closing plus a contingent payment of up to $0.7 million.


         APPROVAL OF AMENDMENTS OF THE COMPANY'S 1994 STOCK OPTION PLAN

         The Board of Directors has approved amendments to the Company's 1994 Stock Option Plan (the "Plan"), subject to approval of the amendments by the shareholders at the Annual Meeting: (a) to increase the number of common shares available for issuance under the Plan from 600,000 to 1,200,000, and to increase the number of shares for which options may be granted to any one individual during the term of the Plan from 200,000 to 400,000; (b) to provide that the members of the Stock Option Committee (the "Committee") be "non-employee directors"; (c) to provide that non-employee directors, including those on the Committee, are eligible to receive options under the Plan; (d) to provide that an option to purchase 1,000 shares of the Company's Common Stock is automatically granted to each non-employee director on the first trading day of each fiscal quarter of the Company; and (e) to provide that Non-Statutory Stock Options(as hereinafter defined) are transferable by optionholders either (i) if transferred without consideration to immediate family members, or the entities they control, or (ii) if such transfer is approved by the Committee.

         Prior to its amendment, the Plan provided for the issuance of options to purchase up to 600,000 shares of Common Stock of the Company, subject to adjustment for stock splits and other changes in the Company's capitalization. The shares are available from authorized but unissued shares of Common Stock of the Company. On April 4, 1997 the closing price per share of the Common Stock on the Nasdaq National Market was $10.875. As amended, the Plan provides for the issuance of options to purchase up to 1,200,000 shares of Common Stock of the Company, subject to adjustment for stock splits and other changes in the Company's capitalization.

         The options granted under the Plan may be either incentive stock options ("Incentive Stock Options") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options ("Non-Statutory Stock Options") which do not meet such requirements. Incentive Stock Options and Non-Statutory Stock Options may be granted to such key employees, officers, and directors of the Company (or its subsidiaries or parent, if any), consultants and advisers who render services to the Company as the Committee shall select from time to time. Individuals who are not employees, but who render services to the Company, including directors, may only be granted Non-Statutory Stock Options. The approximate number of persons eligible to participate in the Plan is 100.

         The Plan is administered by the Committee which, under the Plan, must consist of not less than two members of the Board of Directors appointed by the Board who are "disinterested persons." As amended, the Committee would consist of not less than two members of the Board of Directors appointed by the Board who are "Non-Employee Directors" as defined by the amended Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Prior to its amendment, each member of the Committee automatically received under the Plan a Non-Statutory Option to purchase 2,500 shares of the Company's Common Stock at an exercise price equal to 100% of the fair market value of the shares on the date of such grant which was the first trading day of each fiscal year of the Company. The amendment to the Plan provides that each member of the Board who is not an officer or employee of the Company shall automatically receive a Non-Statutory Option to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to 100% of the fair market value of the shares on the date of such grant which is the first trading day of each fiscal quarter of the Company.

         The Committee has the discretion under the Plan to make cash grants to optionholders, other than themselves, that are intended to offset a portion of the taxes payable upon exercise of Non-Statutory Stock Options or on certain dispositions of shares acquired under Incentive Stock Options.

         No Incentive Stock Option may be granted to any person who owns stock possessing more than 10% of the combined voting power of the stock of the Company unless the option price per share is at least 110% of the fair market value of the shares and the option is not exercisable more than five years after the date of grant. The aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (determined as of the date of grant) may not exceed $100,000. The foregoing restrictions do not apply to Non-Statutory Stock Options.

         Unless otherwise determined by the Committee. All options must be granted on or before January 2, 2004, cannot be exercisable after the expiration of ten years from the date of grant, are not to be transferable by an optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by him or his guardian or legal representative. Unless otherwise determined by the Committee, options generally will not be granted for less than the fair market value per share on the date of grant, will not be exercisable during the first year following the date of grant, will be exercisable thereafter in amounts equal to 20% per year, beginning on the first anniversary of the date of grant, on a cumulative basis, and will remain exercisable for a period of 10 years. The proposed amendments to the Plan provide that Non-Statutory Stock Options are transferable by optionholders either (a) if transferred without consideration to immediate family members, or the entities they control, or (b) if such transfer is approved by the Committee.

         Upon termination of an optionee's employment with the Company (or its subsidiaries, parent, or any successor corporation, if any), other than (a) if termination is by reason of death or disability, or (b) termination of employment for cause, the optionee will have 30 days after the date of termination to exercise all the options held by the optionee to the extent the same were exercisable on the date of termination; provided, however, if such termination is a result of the optionee's retirement with the consent of the Company (as determined by the Committee), such option will then be exercisable to the extent of 100% of the shares subject thereto. The Committee may cancel an option during the 30-day period after termination of employment if the optionee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. Upon termination of employment by reason of death or disability, the optionee or the optionee's personal representative or the person to whom the optionee's rights pass by will or the laws of descent and distribution will have one year after the date of such termination (but not later than the expiration date of the option agreement) to exercise all the options held by the optionee to the extent the same were exercisable on the date of termination; provided, however, the Committee may permit the exercise of all or any portion of any option granted to such optionee not otherwise exercisable. Upon termination of employment for cause, all options held by such optionee will terminate on the date of termination.

         Payment for shares is to be made within five business days following the date of exercise of an option in cash or, with the consent of the Committee,
(i) by tendering previously acquired shares valued at their fair market value as of the date of tender, (ii) with a full recourse, interest bearing promissory note, (iii) any combination of the foregoing, or (iv) if the shares subject to the options have been registered under the Securities Act of 1933, as amended, by delivering to the Company instructions for the delivery to a broker of the notice of exercise and a certificate for the shares purchased and instructions to the broker to deliver to the Company a sum equal to the purchase price of the shares. If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of options, the person exercising the options will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company pursuant to the terms of the Plan.

         The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the Incentive Stock Options granted under the plan to fail to qualify as incentive stock options under the Code, and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code, the regulations promulgated thereunder, or the rules promulgated under Section 16 of the Exchange Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations, or such rules. No amendment, modification or termination of the Plan may adversely affect any option previously granted without the consent of the optionee. Any stock option outstanding at the termination date of the Plan will remain outstanding until it has either been exercised or expires by its terms.

FEDERAL INCOME TAX CONSEQUENCES

         With respect to all Non-Statutory Stock Options, in general, for federal income tax purposes under present law:

         (i) The grant of the option, by itself, will not result in income to the optionholder.

         (ii) Except as provided in (v) below, the exercise of the option (in whole or in part, according to its terms) will result in income to the optionholder at that time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

         (iii) The tax basis of the stock acquired upon exercise of the option, which will be used to determine the amount of any gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise.

         (iv) No deduction will be allowable to the Company upon the grant of such an option, but upon exercise of such an option a deduction will be allowable to the Company at that time in an amount equal to the amount of income realized by the optionholder exercising the option provided that the Company deducts and withholds appropriate federal withholding tax.

         (v) With respect to the exercise of an option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionholder in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, income will be realized by the optionholder at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionholder in such shares will begin as of the date such shares are transferred to the optionholder.

         With respect to all Incentive Stock Options, in general, for federal income tax purposes under present law:

         (i) Neither the grant nor the exercise of an option, by itself, will result in income to the optionholder except that, under
                  Section 56 of the Code, the excess of the fair market value of the stock at the time of exercise over the option price is an adjustment in computing alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionholder under
                  Section 55 of the Code.

         (ii) If the shares acquired upon exercise of an option are disposed of in a taxable transaction after the expiration of two years from the date the option was granted for such shares and after the expiration of one year from the date on which such shares are transferred to the optionholder, long-term capital gain or loss will be realized by the optionholder in an amount equal to the difference between the option price and the amount realized by the optionholder.

         (iii) If the shares acquired upon exercise of an option are disposed of within the two year period from the date of grant or within the one year period after transfer of the shares to the optionholder:

                  (a) Ordinary income will be realized by the optionholder at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionholder over the option price.

                  (b) Short term or long term capital gain will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

                  (c) Short term or long term capital loss will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

         (iv) No deduction will be allowed to the Company with respect to options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionholder within the two year period or the one year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionholder making the disposition.

         (v) With respect to the exercise of an option and the payment of the option price solely by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for the one year period referred to above) of the optionholder in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionholder at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the optionholder in such shares will begin on the date such shares are transferred to the optionholder. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from such exercise, the surrender will result in the realization of ordinary income by the optionholder at that time in the amount of the excess, if any, of the fair market value of the shares surrendered over the option price of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionholder, the optionholder will be treated as first disposing of the shares with a zero basis.

  OTHER INFORMATION WITH RESPECT TO OPTIONS

         Information with respect to options granted to and held by executive officers during the Company's last fiscal year is set forth under the caption "Option/SAR Grants in Last Fiscal Year," above. As of April 4, 1997, the number of shares subject to outstanding options granted under the Plan to all executive officers as a group is 488,000; the number of shares subject to outstanding options granted to all employees as a group, other than executive officers, is 143,000; the number of shares subject to outstanding options granted to all current directors who are not executive officers of the Company as a group is 39,500; the number of shares subject to outstanding options granted to each nominee for election as a director is 225,000 for Mr. J. Schottenstein, 5,000 for Mr. S. Schottenstein , 205,000 for Mr. Kolber, 8,000 for Mr. Ketteler, 5,500 for Mr. Doolan, 13,000 for Mr. Marakas, and 8,000 for Mr. Thompson; and the number of shares subject to outstanding options granted to all consultants and advisers who render services to the Company as a group is 89,900. All options granted under the Plan to date have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, except for 117,000 shares granted at a price below fair market value. Except for options received by directors under the automatic grant provisions, which are fully exercisable after one year, substantially all options granted under the Plan to date are exercisable 20% per year, beginning on the first anniversary of the date of grant, on a cumulative basis and remain exercisable for a period of 10 years.

         The purposes of the Plan are to promote the growth and profitability of the Company by increasing the opportunity for key employees, officers, and directors of, and consultants and advisers who render services to, the Company to participate as equity owners in the financial success of the Company and to assist the Company in attracting, retaining, and motivating highly qualified employees. The Board of Directors believes that, in order to accomplish these purposes, the Plan should be amended to increase the number of shares available for issuance. In addition, the SEC recently amended Rule 16b-3 to remove restrictions on the granting and transferability of options, and the Board has determined to amend the Plan accordingly. The affirmative vote of the holders of a majority of the Common Stock of the Company present and entitled to vote at the Annual Meeting is required to approve the amendments to the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1994 STOCK OPTION PLAN.

                      REPORT TO BE PRESENTED AT THE MEETING

         At the meeting, the Company's Fiscal 1996 Report will be presented to Shareholders for the year ended February 1, 1997. This report contains financial statements and the report of Ernst & Young LLP, independent auditors, with respect to such financial statements. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Fiscal 1996 Report is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

                              SHAREHOLDER PROPOSALS

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors of the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1998 must be received by the Company (addressed to the attention of the Secretary) on or before January 5, 1998. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The only business which the management intents to present at the meeting consists of the matters set forth in this statement. The Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

         THE COMPANY'S FISCAL 1996 REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON REQUEST, DIRECTED TO LAURA A. WEIL, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 150 THORN HILL DRIVE, WARRENDALE, PENNSYLVANIA 15086-7528.

                    PROXY -- AMERICAN EAGLE OUTFITTERS, INC.

          The undersigned shareholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of American Eagle Outfitters, Inc. to be held at the Hyatt Hotel on Capital Square, 75 East State Street, Columbus, Ohio on Wednesday, May 7, 1997, and at any adjournment or adjournments thereof as follows:

          1. ELECTION OF DIRECTORS.

                  [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY
                    (except as marked to the contrary below).           to vote for all nominees listed below.

          (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

         Martin P. Doolan   Thomas R. Ketteler   George Kolber   John L. Marakas
           Jay L. Schottenstein      Saul Schottenstein      David W. Thompson

          2. The approval and a adoption of the amendments to the Company's 1994
             Stock Option Plan described in the accompanying Proxy Statement.
                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          3. In their discretion to vote upon such other matters as may properly come before the meeting.

                                                       (Continued on Other Side)

          (Continued from Other Side)

          IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
                                        DIRECTORS.

             Please sign and date this Proxy below and return in the enclosed envelope.

                                              Date: _____________________ , 1997

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.

                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   Proxy Card